Ron Hubbard
Vice President, Investor Relations
P: 615.269.8290
News Release
HEALTHCARE REALTY REPORTS FIRST QUARTER 2025 RESULTS AND DECLARES QUARTERLY DIVIDEND

NASHVILLE, Tennessee, May 1, 2025 - Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the first quarter ended March 31, 2025. Net (loss) income attributable to common stockholders for the three months ended March 31, 2025 was $(44.9) million, or $(0.13) per diluted common share. Additionally, the Company announced its quarterly dividend of $0.31 per share and operating partnership unit.

KEY HIGHLIGHTS
•Normalized FFO per share totaled $0.39 for the quarter.
•89.3% same store occupancy as of quarter end, up from 89.2% in the fourth quarter of 2024.
•$66 million of gross proceeds comprised of $28 million of first quarter asset sale transactions and a $38 million loan repayment received in April.

LEASING
•Portfolio leasing activity that commenced in the first quarter totaled 1,450,000 square feet related to 377 leases:
◦1,002,000 square feet of renewals
◦448,000 square feet of new and expansion lease commencements
•In the first quarter, the Company signed new leases totaling 370,000 square feet.

SAME STORE METRICS
•Cash NOI for the first quarter increased 2.3% year over year.
•Tenant retention for the first quarter was 84.8%, an increase from 81.6% in the fourth quarter of 2024.
•MOB cash leasing spreads were 2.3% for the quarter.

BALANCE SHEET
•Run rate net debt to adjusted EBITDA was 6.4 times.
•In January 2025, the Company repaid $35 million of its term loans maturing in 2026.

LEADERSHIP
•Peter A. Scott appointed as the Company's President & Chief Executive Officer effective April 15, 2025.
•Mr. Scott is expected to be added to the Board of Directors following the Company's 2025 annual meeting of stockholders.
•Connie Moore, who served as Interim President and CEO of the Company from November 2024 until April 14, 2025, will continue to serve on the Board of Directors.

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DIVIDEND
•A common stock cash dividend in the amount of $0.31 per share will be paid on May 23, 2025, to Class A common stockholders of record on May 12, 2025. Additionally, the eligible holders of operating partnership units will receive a distribution of $0.31 per unit, equivalent to the Company's Class A common stock dividend.

GUIDANCE
•The Company reaffirms its per share guidance, as outlined below, as well as the guidance provided on page 28 of the Supplemental Information:

	2025 GUIDANCE		ACTUAL
	LOW	HIGH	1Q 2025
Earnings per share	$(0.28)	$(0.20)	$(0.13)
NAREIT FFO per share	$1.44	$1.48	$0.35
Normalized FFO per share	$1.56	$1.60	$0.39

The 2025 annual guidance range reflects the Company's view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, interest rates, and operating and general and administrative expenses. The Company's guidance does not contemplate impacts from gains or losses from dispositions, potential impairments, or debt extinguishment costs, if any. There can be no assurance that the Company's actual results will not be materially higher or lower than these expectations. If actual results vary from these assumptions, the Company's expectations may change.

EARNINGS CALL
•On Friday, May 2, 2025, at 11:00 a.m. Eastern Time, Healthcare Realty Trust has scheduled a conference call to discuss earnings results, quarterly activities, general operations of the Company and industry trends.
•Simultaneously, a webcast of the conference call will be available to interested parties at https://investors.healthcarerealty.com/corporate-profile/webcasts under the Investor Relations section. A webcast replay will be available following the call at the same address.
•Live Conference Call Access Details:
◦Domestic Dial-In Number: +1 800-715-9871 access code 4950066;
◦All Other Locations: +1 646-307-1963 access code 4950066.
•Replay Information:
◦Domestic Dial-In Number: +1 800-770-2030 access code 4950066;
◦All Other Locations: +1 609-800-9909 access code 4950066.

Healthcare Realty (NYSE: HR) is a real estate investment trust (REIT) that owns and operates medical outpatient buildings primarily located around market-leading hospital campuses. The Company selectively grows its portfolio through property acquisition and development. As the first and largest REIT to specialize in medical outpatient buildings, Healthcare Realty's portfolio includes approximately 650 properties totaling more than 38 million square feet concentrated in 15 growth markets.

Additional information regarding the Company, including this quarter's operations, can be found at www.healthcarerealty.com. In addition to the historical information contained within, this press release contains certain forward-looking statements with respect to the Company. Forward-looking statements include all statements that do not relate solely to historical or current facts and can be identified by the use of words such as “may,” “will,” “expect,” “believe,” “anticipate,” “target,” “intend,” “plan,” “estimate,” “project,” “continue,” “should,” “could," "budget" and other comparable terms. These forward-looking statements are based on the Company's current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties. Such risks and uncertainties include, among other things, the following: the Company’s expected results may not be achieved; risks related to future opportunities and plans for the Company, including the uncertainty of expected

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future financial performance and results of the Company; pandemics or other health crises; increases in interest rates; the availability and cost of capital at expected rates; competition for quality assets; negative developments in the operating results or financial condition of the Company's tenants, including, but not limited to, their ability to pay rent; the Company's ability to reposition or sell facilities with profitable results; the Company's ability to release space at similar rates as vacancies occur; the Company's ability to renew expiring leases; government regulations affecting tenants' Medicare and Medicaid reimbursement rates and operational requirements; unanticipated difficulties and/or expenditures relating to future acquisitions and developments; changes in rules or practices governing the Company's financial reporting; the Company may be required under purchase options to sell properties and may not be able to reinvest the proceeds from such sales at rates of return equal to the return received on the properties sold; uninsured or underinsured losses related to casualty or liability; the incurrence of impairment charges on its real estate properties or other assets; other legal and operational matters; and other risks and uncertainties affecting the Company, including those described from time to time under the caption “Risk Factors” and elsewhere in the Company’s filings and reports with the SEC, including the Company's Annual Report on Form 10-K for the year ended December 31, 2024. Moreover, other risks and uncertainties of which the Company is not currently aware may also affect the Company's forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by the Company on its website or otherwise. The Company undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made, except as required by law. Stockholders and investors are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in the Company’s filings and reports, including, without limitation, estimates and projections regarding the performance of development projects the Company is pursuing. For a detailed discussion of the Company’s risk factors, please refer to the Company's filings with the SEC, including this report and the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

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Consolidated Balance Sheets
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

ASSETS
	1Q 2025	4Q 2024	3Q 2024	2Q 2024	1Q 2024
Real estate properties
Land	$1,134,635	$1,143,468	$1,195,116	$1,287,532	$1,342,895
Buildings and improvements	9,729,912	9,707,066	10,074,504	10,436,218	10,902,835
Lease intangibles	631,864	664,867	718,343	764,730	816,303
Personal property	9,938	9,909	9,246	12,501	12,720
Investment in financing receivables, net	123,813	123,671	123,045	122,413	122,001
Financing lease right-of-use assets	76,958	77,343	77,728	81,401	81,805
Construction in progress	35,101	31,978	125,944	97,732	70,651
Land held for development	52,408	52,408	52,408	59,871	59,871
Total real estate investments	11,794,629	11,810,710	12,376,334	12,862,398	13,409,081
Less accumulated depreciation and amortization	(2,583,819)	(2,483,656)	(2,478,544)	(2,427,709)	(2,374,047)
Total real estate investments, net	9,210,810	9,327,054	9,897,790	10,434,689	11,035,034
Cash and cash equivalents [1]	25,722	68,916	22,801	137,773	26,172
Assets held for sale, net	6,635	12,897	156,218	34,530	30,968
Operating lease right-of-use assets	259,764	261,438	259,013	261,976	273,949
Investments in unconsolidated joint ventures	470,418	473,122	417,084	374,841	309,754
Other assets, net and goodwill	522,920	507,496	491,679	559,818	605,047
Total assets	$10,496,269	$10,650,923	$11,244,585	$11,803,627	$12,280,924

LIABILITIES AND STOCKHOLDERS' EQUITY
	1Q 2025	4Q 2024	3Q 2024	2Q 2024	1Q 2024
Liabilities
Notes and bonds payable	$4,732,618	$4,662,771	$4,957,796	$5,148,153	$5,108,279
Accounts payable and accrued liabilities	144,855	222,510	197,428	195,884	163,172
Liabilities of properties held for sale	422	1,283	7,919	1,805	700
Operating lease liabilities	224,117	224,499	229,925	230,601	229,223
Financing lease liabilities	72,585	72,346	71,887	75,199	74,769
Other liabilities	174,830	161,640	180,283	177,293	197,763
Total liabilities	5,349,427	5,345,049	5,645,238	5,828,935	5,773,906

Redeemable non-controlling interests	4,627	4,778	3,875	3,875	3,880

Stockholders' equity
Preferred stock, $0.01 par value; 200,000 shares authorized	—	—	—	—	—
Common stock, $0.01 par value; 1,000,000 shares authorized	3,510	3,505	3,558	3,643	3,815
Additional paid-in capital	9,121,269	9,118,229	9,198,004	9,340,028	9,609,530
Accumulated other comprehensive (loss) income	(7,206)	(1,168)	(16,963)	6,986	4,791
Cumulative net income attributable to common stockholders	329,436	374,309	481,155	574,178	717,958
Cumulative dividends	(4,368,739)	(4,260,014)	(4,150,328)	(4,037,693)	(3,920,199)
Total stockholders' equity	5,078,270	5,234,861	5,515,426	5,887,142	6,415,895
Non-controlling interest	63,945	66,235	80,046	83,675	87,243
Total equity	5,142,215	5,301,096	5,595,472	5,970,817	6,503,138
Total liabilities and stockholders' equity	$10,496,269	$10,650,923	$11,244,585	$11,803,627	$12,280,924

12Q 2024 cash and cash equivalents include $96.0 million of proceeds held in a cash escrow account from a portfolio disposition that closed on June 28, 2024, and was received by the Company on July 1, 2024.

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Consolidated Statements of Income
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	1Q 2025	4Q 2024	3Q 2024	2Q 2024	1Q 2024
Revenues
Rental income [1]	$288,857	$300,065	$306,499	$308,135	$318,076
Interest income	3,731	4,076	3,904	3,865	4,538
Other operating	6,389	5,625	5,020	4,322	4,191
	298,977	309,766	315,423	316,322	326,805
Expenses
Property operating	114,963	114,415	120,232	117,719	121,078
General and administrative	13,530	34,208	20,124	14,002	14,787
Normalizing items [2]	(502)	(22,991)	(6,861)	—	—
Normalized general and administrative	13,028	11,217	13,263	14,002	14,787
Transaction costs	1,011	1,577	719	431	395
Depreciation and amortization	150,969	160,330	163,226	173,477	178,119
	280,473	310,530	304,301	305,629	314,379
Other income (expense)
Interest expense before merger-related fair value	(44,366)	(47,951)	(50,465)	(52,393)	(50,949)
Merger-related fair value adjustment	(10,446)	(10,314)	(10,184)	(10,064)	(10,105)
Interest expense	(54,812)	(58,265)	(60,649)	(62,457)	(61,054)
Gain on sales of real estate properties and other assets	2,904	32,082	39,310	38,338	22
Loss on extinguishment of debt	—	(237)	—	—	—
Impairment of real estate assets and credit loss reserves	(12,081)	(81,098)	(84,394)	(132,118)	(15,937)
Impairment of goodwill	—	—	—	—	(250,530)
Equity income (loss) from unconsolidated joint ventures	1	224	208	(146)	(422)
Interest and other income (expense), net	95	(154)	(132)	(248)	275
	(63,893)	(107,448)	(105,657)	(156,631)	(327,646)
Net loss	$(45,389)	$(108,212)	$(94,535)	$(145,938)	$(315,220)
Net loss attributable to non-controlling interests	516	1,366	1,512	2,158	4,384
Net loss attributable to common stockholders	$(44,873)	$(106,846)	$(93,023)	$(143,780)	$(310,836)

Basic earnings per common share	$(0.13)	$(0.31)	$(0.26)	$(0.39)	$(0.82)
Diluted earnings per common share	$(0.13)	$(0.31)	$(0.26)	$(0.39)	$(0.82)

Weighted average common shares outstanding - basic	349,539	351,560	358,960	372,477	379,455
Weighted average common shares outstanding - diluted [3]	349,539	351,560	358,960	372,477	379,455

1In 4Q 2024, rental income was reduced by $0.7 million for Prospect Medical revenue reserves. In 2Q 2024, rental income was reduced by $3.0 million for Steward Health revenue reserves.
2Normalizing items primarily include restructuring, severance-related costs and non-routine advisory fees associated with shareholder engagement.
3Potential common shares are not included in the computation of diluted earnings per share when a loss exists, as the effect would be an antidilutive per share amount. As a result, the outstanding limited partnership units in the Company's operating partnership ("OP"), totaling 3,665,625 units were not included.

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Reconciliation of FFO, Normalized FFO and FAD [1,2,3]
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	1Q 2025	4Q 2024	3Q 2024	2Q 2024	1Q 2024
Net loss attributable to common stockholders	$(44,873)	$(106,846)	$(93,023)	$(143,780)	$(310,836)
Net loss attributable to common stockholders/diluted share [3]	$(0.13)	$(0.31)	$(0.26)	$(0.39)	$(0.82)

Gain on sales of real estate assets	(2,904)	(32,082)	(39,148)	(33,431)	(22)
Impairments of real estate assets	10,145	75,423	37,632	120,917	15,937
Real estate depreciation and amortization	155,288	164,656	167,821	177,350	181,161
Non-controlling loss from operating partnership units	(599)	(1,422)	(1,372)	(2,077)	(4,278)
Unconsolidated JV depreciation and amortization	6,717	5,913	5,378	4,818	4,568
FFO adjustments	$168,647	$212,488	$170,311	$267,577	$197,366
FFO adjustments per common share - diluted	$0.48	$0.60	$0.47	$0.71	$0.51
FFO	$123,774	$105,642	$77,288	$123,797	$(113,470)
FFO per common share - diluted [4]	$0.35	$0.30	$0.21	$0.33	$(0.30)

Transaction costs	1,011	1,577	719	431	395
Lease intangible amortization	(228)	(2,348)	(10)	129	175
Non-routine legal costs/forfeited earnest money received	77	306	306	465	—
Debt financing costs	—	237	—	—	—
Restructuring and severance-related charges	502	22,991	6,861	—	—
Credit losses and gains (losses) on other assets, net [5]	1,936	4,582	46,600	8,525	—
Impairment of goodwill	—	—	—	—	250,530
Merger-related fair value adjustment	10,446	10,314	10,184	10,064	10,105
Unconsolidated JV normalizing items [6]	204	113	101	89	87
Normalized FFO adjustments	$13,948	$37,772	$64,761	$19,703	$261,292
Normalized FFO adjustments per common share - diluted	$0.04	$0.11	$0.18	$0.05	$0.68
Normalized FFO	$137,722	$143,414	$142,049	$143,500	$147,822
Normalized FFO per common share - diluted	$0.39	$0.40	$0.39	$0.38	$0.39

Non-real estate depreciation and amortization	222	404	276	313	485
Non-cash interest amortization, net [7]	1,217	1,239	1,319	1,267	1,277
Rent reserves, net [8]	94	(369)	(27)	1,261	(151)
Straight-line rent income, net	(6,844)	(7,051)	(5,771)	(6,799)	(7,633)
Stock-based compensation	3,028	3,028	4,064	3,383	3,562
Unconsolidated JV non-cash items [9]	(253)	(277)	(376)	(148)	(122)
Normalized FFO adjusted for non-cash items	135,186	140,388	141,534	142,777	145,240
2nd generation TI	(14,885)	(20,003)	(16,951)	(12,287)	(20,204)
Leasing commissions paid	(11,394)	(11,957)	(10,266)	(10,012)	(15,215)
Building capital	(6,687)	(8,347)	(7,389)	(12,835)	(5,363)
Total maintenance capex	(32,966)	(40,307)	(34,606)	(35,134)	(40,782)
FAD	$102,220	$100,081	$106,928	$107,643	$104,458
Quarterly dividends and OP distributions	$109,840	$110,808	$113,770	$118,627	$119,541
FFO wtd avg common shares outstanding - diluted [10]	353,522	355,874	363,370	376,556	383,413

1Funds from operations (“FFO”) and FFO per share are operating performance measures adopted by NAREIT. NAREIT defines FFO as “net income (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.”
2FFO, Normalized FFO and Funds Available for Distribution ("FAD") do not represent cash generated from operating activities determined in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs. FFO, Normalized FFO and FAD should not be considered alternatives to net income attributable to common stockholders as indicators of the Company's operating performance or as alternatives to cash flow as measures of liquidity.
3Potential common shares are not included in the computation of diluted earnings per share when a loss exists, as the effect would be an antidilutive per share amount.
4For 1Q 2024, basic weighted average common shares outstanding was the denominator used in the per share calculation.
51Q 2025 represents a $1.9 million loss on other assets. 4Q 2024 includes $1.6 million of credit loss reserves, net of recoveries and a $4.1 million loss on other assets. These amounts were partially offset by a $1.1 million recovery of prior-period Steward Health straight-line rent for leases assumed. 3Q 2024 includes $46.8 million of credit loss reserves and $0.2 million gain on other assets. 2Q 2024 includes $11.2 million of credit loss reserves and $2.2 million write-off of prior period Steward Health straight-line rent, offset by $4.9 million gain on other assets.
6Includes the Company's proportionate share of normalizing items related to unconsolidated joint ventures such as lease intangibles and acquisition and pursuit costs.
7Includes the amortization of deferred financing costs, discounts and premiums, and non-cash financing receivable amortization.
82Q 2024 includes $0.8 million related to the Steward Health revenue reserve for March.
9Includes the Company's proportionate share of straight-line rent, net and rent reserves, net related to unconsolidated joint ventures.
10The Company utilizes the treasury stock method, which includes the dilutive effect of nonvested share-based awards outstanding of 317,511 for the three months ended March 31, 2025. Also includes the diluted impact of 3,665,625 OP units outstanding.

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Reconciliation of Non-GAAP Measures
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA - UNAUDITED

Management considers funds from operations ("FFO"), FFO per share, normalized FFO, normalized FFO per share, and funds available for distribution ("FAD") to be useful non-GAAP measures of the Company's operating performance. A non-GAAP financial measure is generally defined as one that purports to measure historical financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable measure determined in accordance with GAAP. Set forth below are descriptions of the non-GAAP financial measures management considers relevant to the Company's business and useful to investors.

The non-GAAP financial measures presented herein are not necessarily identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. These measures should not be considered as alternatives to net income (determined in accordance with GAAP), as indicators of the Company's financial performance, or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company's liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of the Company's needs.

FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). NAREIT defines FFO as “net income (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.” The Company defines Normalized FFO as FFO excluding acquisition-related expenses, lease intangible amortization and other normalizing items that are unusual and infrequent in nature. FAD is presented by adding to Normalized FFO non-real estate depreciation and amortization, deferred financing fees amortization, share-based compensation expense and rent reserves, net; and subtracting maintenance capital expenditures, including second generation tenant improvements and leasing commissions paid and straight-line rent income, net of expense. The Company's definition of these terms may not be comparable to that of other real estate companies as they may have different methodologies for computing these amounts. FFO, Normalized FFO and FAD do not represent cash generated from operating activities determined in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs. FFO, Normalized FFO and FAD should not be considered an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity. FFO, Normalized FFO and FAD should be reviewed in connection with GAAP financial measures.

Management believes FFO, FFO per share, Normalized FFO, Normalized FFO per share, and FAD provide an understanding of the operating performance of the Company’s properties without giving effect to certain significant non-cash items, including depreciation and amortization expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. The Company believes that by excluding the effect of depreciation, amortization, gains or losses from sales of real estate, and other normalizing items that are unusual and infrequent, FFO, FFO per share, Normalized FFO, Normalized FFO per share and FAD can facilitate comparisons of operating performance between periods. The Company reports these measures because they have been observed by management to be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs and because these measures are consistently reported, discussed, and compared by research analysts in their notes and publications about REITs.

Cash NOI and Same Store Cash NOI are key performance indicators. Management considers these to be supplemental measures that allow investors, analysts and Company management to measure unlevered property-level operating results. The Company defines Cash NOI as rental income plus interest from financing receivables less property operating expenses. Cash NOI excludes non-cash items such as above and below market lease intangibles, straight-line rent, lease inducements, lease termination fees, financing receivable amortization, tenant improvement amortization and leasing commission amortization. Cash NOI is historical and not necessarily indicative of future results.

Same Store Cash NOI compares Cash NOI for stabilized properties. Stabilized properties are properties that have been included in operations for the duration of the year-over-year comparison period presented. Accordingly, stabilized properties exclude properties that were recently acquired or disposed of, properties classified as held for sale, properties undergoing redevelopment, and newly redeveloped or developed properties.
The Company utilizes the redevelopment classification for properties where management has approved a change in strategic direction through the application of additional resources, including an amount of capital expenditures significantly above routine maintenance and capital improvement expenditures.
Any recently acquired property will be included in the same store pool once the Company has owned the property for five full quarters. Newly developed or redeveloped properties will be included in the same store pool five full quarters after substantial completion.

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